UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report:  May 14, 2010
(Date of earliest event reported)

AFFYMETRIX, INC.
(Exact name of registrant as specified in charter)

Delaware	0-28218	77-0319159
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3420 Central Expressway
Santa Clara, California 95051
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (408) 731-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2010, the Board of Directors of Affymetrix, Inc. (the “Company”), upon recommendation of the Compensation Committee, adopted an executive severance policy that offers severance benefits to certain senior executives of the Company, including our named executive officers, if an eligible officer is involuntarily terminated without cause and signs a general release of claims.  Under the policy, the Chief Executive Officer is eligible for severance pay of 24 months of base salary and each of the other named executive officers is eligible for 12 months of base salary.  In addition, each named executive officer is eligible for 12 months of COBRA premiums reimbursement if he timely elects COBRA coverage.  The foregoing description is qualified in its entirety by a copy of the executive severance policy that is filed as Exhibit 10.43 to this Form 8-K.

In addition, the Board of Directors approved changes to the Company’s existing change in control policy.  This policy, which is applicable to all employees, would be implemented if the Company is the subject of a change in control.  The policy is intended to provide severance benefits for employees who are terminated, or whose jobs are materially adversely affected, as a result of a change in control.  In the event of a change of control, this policy supersedes the severance policy, so there is no duplication of benefits.  The policy now includes an employee’s target bonus in the severance calculation, and this change is applicable to all employees, including our named executive officers.  As a result, each of our named executive officers will receive 24 months of base salary plus 200% of his annual target bonus in the event that he is terminated as a result of a change in control.  The foregoing description is qualified in its entirety by a copy of the change of control policy that is filed as Exhibit 10.29 to this Form 8-K.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Item 8.01	Other Events.

Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of Affymetrix, Inc. (the “Meeting”) was held on May 14, 2010. 55,757,290 shares of Affymetrix common stock were present at the meeting, representing 78.65% of a total of 70,891,115 shares of common stock outstanding and eligible to vote at such time.

Name of each Director elected at the Meeting and description of each matter voted on and number of votes cast:

		For	Against	Abstain
1.	To elect directors to serve until the next meeting of stockholders or until their successors are elected.
	Stephen P.A. Fodor, Ph.D.	48,393,997	512,333	23,268
	Kevin M. King	48,406,460	488,081	35,057
	Paul Berg, Ph.D.	41,603,772	7,286,153	39,673
	Nelson C. Chan	48,282,002	606,930	40,666
	John D. Diekman, Ph.D.	47,554,020	1,336,306	39,272
	Gary S. Guthart, Ph.D.	42,593,905	6,292,325	43,368
	Jami Dover Nachtsheim	47,928,498	960,021	41,079
	Robert H. Trice, Ph.D.	48,494,791	394,167	40,640
	Robert P. Wayman	48,508,342	382,900	38,356

Consequently, all nominees were elected by the stockholders of Affymetrix.

		For	Against	Abstain
2.	To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010.	54,528,689	1,196,929	31,672

		For	Against	Abstain
3.	To approve an amendment to increase the maximum number of shares of the Company’s common stock authorized for issuance under the Company’s Amended and Restated 2000 Equity Incentive Plan by 4,500,000 shares.	40,479,502	5,090,633	3,359,463

Consequently, the proposals were approved by the stockholders of Affymetrix.

Board of Directors Leadership and Committees

On May 14, 2010, the independent Directors of the Company elected Robert P. Wayman as the Company’s lead director.  The Board of Directors also appointed the following Committee members:

Audit Committee
o	Robert P. Wayman (Chairman)
o	Nelson C. Chan
o	Robert H. Trice

Compensation Committee
o	Gary S. Guthart, Ph.D. (Chairman)
o	Paul Berg, Ph.D.
o	Jami Dover Nachtsheim

Nominating and Corporate Governance Committee
o	Robert H. Trice (Chairman)
o	Robert P. Wayman

Item 9.01   Financial Statements and Exhibits

(d)     Exhibits.

Exhibit No.	Description

10.29	Change of Control Policy
10.43	Executive Severance Policy

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFYMETRIX, INC.

By:	/s/ John F. Runkel, Jr.
	Name:	John F. Runkel, Jr.
	Title:	Executive Vice President, General Counsel and Secretary

Dated: May 18, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.29	Change of Control Policy
10.43	Executive Severance Policy